                                                                   EXHIBIT 10.11

[LOGO] Silicon Valley Bank

QuickStart Loan and Security Agreement

Borrower:  Connectify, Inc.          Address: One Waters Park Avenue
Date:      November 6, 1998                   Suite 200
                                              San Mateo, CA 94403

SILICON'S OFFER TO EXTEND FINANCING ON THE TERMS SET FORTH HEREIN SHALL EXPIRE
    IF THIS AGREEMENT IS NOT EXECUTED BY BORROWER AND RETURNED TO SILICON
                       WITHIN 30 DAYS OF THE ABOVE DATE.

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. Loans. Silicon will make loans to Borrower (the "Loans") in amounts determined by Silicon in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Silicon. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Silicon (collectively, the "Obligations"), Borrower hereby grants Silicon a continuing security interest in all of Borrower's interest in the following types of property, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All "accounts," "general intangibles," "contract rights," "chattel paper," documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," investment property," "fixtures" and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing. Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, trademarks and patents or other intellectual property of the Borrower (collectively "IP"); provided, that the Borrower shall not pledge or otherwise grant a security interest in the IP to any third party.

3. Representations And Agreements Of Borrower. Borrower represents to Silicon as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement:

  3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

  3.2 Name; Places of Business. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Silicon 15 days' prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

  3.3 Collateral Silicon has and will at all times continue to have a first-priority perfected security interest in all of the Collateral other than specific equipment. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

  3.4 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by Borrower, and such other information as Silicon shall reasonably request; (ii) within 120 days following the end of Borrower's fiscal year, beginning with Borrower's fiscal year end 1999, complete audited annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by said independent certified public accountants; and (iii) other financial information reasonably requested by Silicon from time to time.

  3.5 Taxes; Compliance with Law. Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

  3.6 Insurance. Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry.

  3.7 Access to Collateral and Books and Records. At reasonable times, on one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

 3.8 Operating Accounts. Borrower shall maintain its primary operating accounts with Bank.

  3.9 Additional Agreements. Borrower shall not, without Silicon's prior written consent, do any of the following: (i) enter into any transaction outside the ordinary course of business except for the sale of capital stock to venture investors, provided that Borrower promptly delivers written notification to Silicon of any such sale; (ii) sell or transfer any Collateral, except in the ordinary course of business; (iii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); or (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than the repurchase of up to five percent (5%) of Borrower's then issued stock in any fiscal year from Borrower's employees or directors pursuant to written agreement with Borrower.

4. Term. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full.

5. Events of Default and Remedies. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement: (a) Any representation, statement, report or certificate given to Silicon by Borrower or any of its officers, employees or agents, now or in the future, is untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Obligations outstanding at any time exceed the Credit Limit; or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Silicon, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional four percent per annum, and exercise all rights and remedies accorded it by applicable law.

6. General. If any provision of this Agreement is held to be unenforceable, the reminder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Silicon at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Silicon's right later to demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Silicon and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Silicon. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all other reasonable costs incurred by Silicon, in connection with this Agreement (whether or not a lawsuit is filed). If Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Silicon's prior written consent. This Agreement shall be governed by the laws of the State of California.

7. Mutual Waiver of Jury Trial. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.

Borrower:
     CONNECTIFY, INC.


     By   /s/ JOSEPH G. ANSANELLI
          -----------------------------
          President or Vice President

Silicon:
     SILICON VALLEY BANK


     By    /s/ JOHN D. CHINA
           ----------------------------
     Title  Vice President

[LOGO] Silicon Valley Bank

Schedule to
QuickStart Loan and Security Agreement (Two Tranche Equipment Advances)

BORROWER: Connectify, Inc.           DATE: November 6, 1998

     This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank, a California chartered bank ("Silicon") and the above-named borrower ("Borrower") of even date.

Credit Limit (Equipment), (Section 1),

Tranche 1:   $1,000,000.00 (such amount to be funded under the aggregate
             Credit Limit). Tranche 1 Equipment Advances will be made only on or prior to June 30, 1999 (the "Tranche 1 Last Advance Date") and only for the purpose of purchasing equipment reasonably acceptable to Silicon. Borrower must provide invoices for the equipment to Silicon on or before the Tranche 1 Last Advance Date.

Tranche 2    The difference between the Credit Limit and the aggregate amount of Tranche 1 Equipment Advances, if any, outstanding on the Tranche
             I Last Advance Date (such amount to be funded under the aggregate
             Credit Limit). Tranche 2 Equipment Advances will be made only between July 1, 1999 and on or prior to December 31, 1999 (the
             "Tranche 2 Last Advance Date") and only for the purpose of purchasing equipment reasonably acceptable to Silicon. Borrower must provide invoices for the equipment to Silicon on or before the Tranche 2 Last Advance Date.

             The purpose of the Equipment Advances shall include but not be limited to Borrower's purchase of computers, hardware, software, furniture and fixtures, but shall exclude taxes, shipping and installation expenses. Equipment Advances may only be used to finance equipment purchased on or after January 1, 1998.

Interest Rate
(Section 1): A rate equal to the "Prime Rate" in effect from time to time per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate." It is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Maturity Date, (Section 4)
Tranche 1:   After the Tranche 1 Last Advance Date, the unpaid principal balance of the Tranche 1 Equipment Advances shall be repaid in 36 equal monthly installments of principal plus interest commencing on July 31, 1999 and continuing on the same day of each month thereafter until the entire unpaid principal balance and all accrued unpaid interest of the Tranche 1 Equipment Advances have been paid (subject to Silicon's right to accelerate the Tranche I
             Equipment Advances on an Event of Default).

Tranche 2    After the Tranche 2 Last Advance Date, the unpaid principal balance of the Tranche 2 Equipment Advances shall be repaid in 36 equal monthly installments of principal plus interest commencing on January 31, 2000 and continuing on the same day of each month thereafter until the entire unpaid principal balance and all accrued unpaid interest of the Tranche 2 Equipment Advances have been paid (subject to Silicon's right to accelerate the Tranche 2 Equipment Advances on an Event of Default).

Borrower:                                 Silicon:
CONNECTIFY, INC.                          SILICON VALLEY BANK

By   /s/ JOSEPH G. ANSANELLI              By   /s/ JOHN D. CHINA
     ----------------------------              ------------------------
     President or Vice President          Title   Vice President

[LOGO] Silicon Valley Bank

Schedule to
QuickStart Loan and Security Agreement (Master)

BORROWER:    Connectify, Inc.
DATE:        November 6, 1998

     This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

Credit Limit (Aggregate)
(Section 1): $1,000,000.00 (includes, without limitation, Equipment
             Advances, Letters of Credit, and the Merchant Services and Business Visa Reserve, if any)

Interest Rate (Section 1):  A rate equal to the "Prime Rate" in effect from time to time per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Maturity Date (Section 4):  June 30, 2000

Other Locations and Addresses
(Section 3.2): ________________________

Other Agreements:    Borrower also agrees as follows:

              1. Loan Fee. Borrower shall concurrently pay Silicon a non-refundable Loan Fee in the amount of $0.00

              2. Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon.

Borrower:                         Silicon:
CONNECTIFY, INC.                  SILICON VALLEY BANK

By   /s/ JOSEPH G. ANSANELLI      By   /s/ JOHN D. CHINA
     ---------------------------       -------------------------------
     President or Vice President  Title   Vice President

[LOGO] Silicon Valley Bank

Schedule to QuickStart Loan and Security Agreement (Letters of Credit Sublimit)

BORROWER:  Connectify, Inc.  DATE: November 6, 1998

     This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") dated November 6, 1998.

Letters of Credit

Sublimit (Section 1):  The aggregate Credit Limit shall be reduced by an amount equal to the sum of the face amounts of all outstanding letters of credit (including drawn but unreimbursed letters of credit). Silicon agrees to issue or cause to be issued letters of credit for the account of Borrower, provided that the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit) shall not in any case exceed Two Hundred Fifty and 00/100 Dollars ($250,000.00). Each such Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Maturity Date of the Credit Limit (Aggregate) provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Silicon at any time after the Maturity Date if the term of the Agreement is not extended by Silicon. All such letters of credit shall be, in form and substance, acceptable to Silicon in its sole discretion and shall be subject to the terms and conditions of Silicon's form of application and letter of credit agreement.

               Borrower shall indemnify, defend and hold Silicon harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

               Borrower may request that Silicon issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Silicon shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

               Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Silicon shall create a reserve (the "Letter of Credit Reserve") under the aggregate Credit Limit for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Silicon from time to time to account for fluctuations in the exchange rate. The availability of funds under the Credit Limit shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

Borrower:                                 Silicon:

CONNECTIFY, INC.                          SILICON VALLEY BANK

By   /s/ JOSEPH G. ANSANELLI              By   /s/ JOHN D. CHINA
     -------------------------------           ----------------------------
     President or Vice President          Title     Vice President

[LOGO] Silicon Valley Bank

Certified Resolution
Borrower:       Connectify, Inc., a corporation organized under the laws of the
                State of Delaware

Date: November 6,1998

     I, the undersigned, corporate officer of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

RESOLVED, that this corporation borrow from Silicon Valley Bank "Silicon"), from time to time, such sum or sums of money as, in the judgment of the officer or officers authorized hereby, this corporation may require.

RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, in the name of this corporation, to execute and deliver to Silicon the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing or securing such loans, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, as security for any and all indebtedness of this corporation to Silicon, whether arising pursuant to this resolution or otherwise, to grant, to Silicon, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Silicon any and all pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other agreements, which said instruments and the note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Silicon may require, and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

RESOLVED FURTHER, that said authorized officers be and they are hereby authorized to issue warrants to purchase this corporation's capital stock, for such class, series and number, and on such terms, as said officers shall deem appropriate

RESOLVED FURTHER, that Silicon may conclusively rely on a certified copy of these resolutions and a certificate of the corporate officer of this corporation as to the officers of this corporation and their offices and signatures, and continue to conclusively rely on such certified copy of these resolutions and said certificate for all past, present and future transactions until written notice of any change hereto or thereto is given to Silicon by this corporation by certified mail, return receipt requested.

The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:


NAMES                      OFFICE(S)                   ACTUAL SIGNATURES
-----                      ---------                   -----------------

JOSEPH G. ANSANELLI         President & CEO             /s/ JOSEPH G. ANSANELLI
-------------------         ---------------             -----------------------
-------------------         ---------------             -----------------------
-------------------         ---------------             -----------------------

IN WITNESS WHEREOF, I have hereunto set my hand as such corporate officer on the date set forth above.



                       By    /s/
                             ------------------------
                       Its
                             ------------------------

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   QUICKSTART
                           WARRANT TO PURCHASE STOCK


Corporation: Connectify, Inc.
Number of Shares: Warrant Coverage is equal to 3% (see below)
Class of Stock: Series A Preferred
Initial Exercise Price: $0.52
Issue Date: November 6, 1998
Expiration Date: Subject to Section 4.8


     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Holder shall only be entitled to the Shares in the event that at any time after December 31, 1999 and during the remaining term of the QuickStart Agreement, Company's Remaining Months Liquidity is less than three (3) months.

"Remaining Months Liquidity" is cash on hand (and cash equivalents) plus 50% of Company's net accounts receivable, divided by Cash Burn. If cash (and cash equivalents) increases from the prior period, "Cash Burn" is cash (prior period) minus cash (current period) plus increases/less decreases in short and long term borrowings plus increases/less decreases in stock, paid-in capital and subordinated debt. If cash (and cash equivalents) decreases from prior period, "Cash Burn" is cash (prior period) less (current period) minus increases/plus decreases in short and long term borrowings minus increases/plus decreases in stock, paid-in capital and subordinated debt.

"Warrant Coverage" means (a) three percent (3%) of the highest amount of principal outstanding under the Schedule to QuickStart Loan and Security Agreement (Master) pursuant to the QuickStart Loan and Security Agreement of even date herewith, by and between Company and Holder ("QuickStart Agreement"), minus (b) all Equipment Advances (as defined therein), divided by (c) Initial Exercise Price. For purposes of the foregoing, Letters of Credit and Business Credit Card (as defined in the QuickStart Agreement outstandings shall not be considered advances under the Credit Limit.


ARTICLE 1. EXERCISE.
           --------


          1.1  Method of Exercise. Holder may exercise this Warrant by
               ------------------
delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a cheek for the aggregate Warrant Price for the Shares being purchased.

          1.2  Conversion Right. In lieu of exercising this Warrant as specified
               ----------------
in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3  Intentionally Omitted
               ---------------------

          1.4  Fair Market Value. If the Shares are traded in a public market,
               -----------------
the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

          1.5  Delivery of Certificate and New Warrant. Promptly after Holder
               ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6  Replacement of Warrants. On receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the ease of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and mount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7  Repurchase on Sale, Merger, or Consolidation of the Company.
               ------------------------------------------------------------

               1.7.1.    "Acquisition". For the purpose of this Warrant,
                         -------------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.7.2.    Assumption of Warrant. Upon the closing of any
                         ---------------------
Acquisition the successor entity may, at its option, assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. If the successor entity does not assume the obligations of the Company under this Warrant, then this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of this Warrant) on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

          2.1  Stock Dividends, Splits, Etc. If the Company declares or pays a
               ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.


          2.2  Reclassification, Exchange or Substitution. Upon any
               ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3  Adjustments for Combinations, Etc. If the outstanding Shares are
               ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

          2.4  Adjustments for Diluting Issuances. The Warrant Price and the
               ----------------------------------
number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Articles of Incorporation, as amended from time to time.

          2.5  No Impairment. The Company shall not, by amendment of its
               -------------
Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

          2.6  Fractional Shares. No fractional Shares shall be issuable upon
               -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.7  Certificate as to Adjustments. Upon each adjustment of the
               -----------------------------
Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.


ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

          3.1  Representations and Warranties. The Company hereby represents and
               ------------------------------
warrants to the Holder as follows:

               (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

               (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          3.2  Notice of Certain Events. If the Company proposes at any time (a)
               ------------------------
to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d).to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (e) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (.and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3  Information Rights. So long as the Holder holds this Warrant
               ------------------
and/or any of the Shares, the Company shall deliver to the Holder promptly upon Holder's reasonable request, copies of all notices or other written communications to the shareholders of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and the Company's quarterly, unaudited financial statements.

ARTICLE 4. MISCELLANEOUS.
           -------------

          4.1  Term; Notice of Expiration. This Warrant is exercisable, in whole
               --------------------------
or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2  Legends. This Warrant and the Shares (and the securities
               -------
issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


          4.3  Compliance with Securities Laws on Transfer. This Warrant and the
               -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder s notice of proposed sale.

          4.4  Transfer Procedure. Subject to the provisions of Section 4.3
               ------------------
Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable);

provided, however, that Holder may transfer all or part of this Warrant to
--------  -------
Silicon Valley Bancshares, The Silicon Valley Bank Foundation, and any other affiliate of Holder at any time without notice to the Company. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any party who directly competes with the Company.

          4.5  Notices. All notices and other communications from the Company to
               -------
the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time. The Company shall sent all notices to Holder to the following address:

               Treasury Department
               Silicon Valley Bank
               3003 Tasman Drive NC821
               Santa Clara, CA 95054

          4.6  Waiver. This Warrant and any term hereof may be changed, waived,
               ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7  Attorneys' Fees. In the event of any dispute between the parties
               ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8  Termination. This warrant shall terminate upon the earliest
               -----------
occurrence of any of the following events: (i) five (5) years from the date of this Warrant; (ii) the closing of an initial public offering ("IPO") in which the Company's stock is sold for at least 3 times the Initial Exercise Price;
(iii) at such date following an IPO (after notice from the Company to Holder) as the Company's stock Wades in excess of 3 times the Initial Exercise Price for over 30 consecutive days; or (iv) the closing of a sale or merger of the Company; provided, however, if the events described in subsections' (ii), (iii) or (iv) occur, Company agrees to provide Holder with at least 30 days' advance written notice of the event in order that Holder may exercise the warrant.

          4.9  Governing Law. This Warrant shall be governed by and construed in
               -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                    CONNECTIFY, INC.


                                    By:    /s/ JOSEPH G. ANSANELLI
                                           -----------------------------------

                                    Name:  President
                                           -----------------------------------
                                           (Print)

                                    Title: Chairman of the Board, President or
                                           Vice President

                                    By:    /s/ GREGORY L. GRETSEL
                                           -----------------------------------
                                    Name:  Gregory L. Gretsel
                                           -----------------------------------
                                           (Print)

                                    Title: Chief Financial Officer, Secretary,
                                           Assistant Treasurer or Assistant
                                           Secretary

                                   APPENDIX 1


                               NOTICE OF EXERCISE
                               ------------------


      1.   The undersigned hereby elects to purchase       shares of the
                                                     -----
Common/Series           Preferred [strike one] Stock of
              ---------                                 -----------------
pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion
is exercised with respect to                 of the Shares covered by the
                             ---------------
Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                --------------------------------
                       (Name)


                --------------------------------
                --------------------------------
                       (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                           -------------------------------------
                                                 (Signature)


----------------
     (Date)

                           NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of November 6, 1998, by and between Connectify, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").


In connection with, among other documents, the QuickStart Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Silicon, Borrower agrees as follows, for as long as the Loan Documents are in effect:


1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:


     a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

     b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

     c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

     d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

     e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

     f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

     g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

     h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

     i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

     j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         The provisions of this Paragraph 1 shall not apply to Borrower's grant of license rights in the ordinary course of Borrower's business to clients, customers, partners and other third parties

2. It shall be an event of default under the Loan Documents between Borrower and Silicon if there is a breach of any term of this Negative Pledge Agreement.

3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

CONNECTIFY INC.


By:  /s/ Joseph G. Ansanelli
     -----------------------
Name:    Joseph G. Ansanelli
     -----------------------
Title:   President
     -----------------------


SILICON:

SILICON VALLEY BANK


By:  /s/ John China
     -----------------------
Name:  Vice President
     -----------------------
Title:  John D. China
     -----------------------

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY

This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.
-----------------------------------------------------------------------------------------------
A. NAME & TEL. # OF CONTACT AT FILER (optional)             B. FILING OFFICE ACCT. # (optional)
-----------------------------------------------------------------------------------------------

C. RETURN COPY TO: (Name and Mailing Address)

         SILICON VALLEY BANK
         3003 TASMAN DRIVE
         SANTA CLARA, CA 95054
-----------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
D. OPTIONAL DESIGNATION (if applicable): [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING
====================================================================================================================================
1. DEBTOR'S EXACT FULL LEGAL NAME - Insert only one debtor name (1a or 1b)
   ---------------------------------------------------------------------------------------------------------------------------------
    1a. ENTITY'S NAME
                          CONNECTIFY, INC.
OR ---------------------------------------------------------------------------------------------------------------------------------
    1b. INDIVIDUAL'S LAST NAME                             FIRST NAME               MIDDLE NAME                 SUFFIX

   ---------------------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                                        CITY                     STATE     COUNTRY       POSTAL CODE
    One Waters Park Avenue, Suite 200                    San Mateo                   CA         USA            94403
------------------------------------------------------------------------------------------------------------------------------------
1d. S.S. OR TAX I.D.#       OPTIONAL        1e. TYPE OF ENTITY    1f. ENTITY'S STATE  1g. ENTITY'S ORGANIZATIONAL I.D.#, if any
                           ADD'NL INFO RE                         OR COUNTRY OF
                           ENTITY DEBTOR                          ORGANIZATION                                              [ ] NONE
====================================================================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - Insert only one debtor name (2a or 2b)
------------------------------------------------------------------------------------------------------------------------------------
      2a. ENTITY'S NAME

OR    ------------------------------------------------------------------------------------------------------------------------------
      2b. INDIVIDUAL'S LAST NAME                             FIRST NAME           MIDDLE NAME         SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                                          CITY           STATE                COUNTRY             POSTAL CODE

------------------------------------------------------------------------------------------------------------------------------------
2d. S.S. OR TAX I.D.#    OPTIONAL        2e. TYPE OF ENTITY   2f. ENTITY'S STATE    2g. ENTITY'S ORGANIZATIONAL I.D.#, if any
                       ADD'NL INFO RE                         OR COUNTRY OF
                       ENTITY DEBTOR                          ORGANIZATION                                                  [ ] NONE
====================================================================================================================================
3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME - Insert only one secured party name (3a or 3b)
      ------------------------------------------------------------------------------------------------------------------------------
      3a. ENTITY'S NAME
                           SILICON VALLEY BANK
OR    ------------------------------------------------------------------------------------------------------------------------------
      3b. INDIVIDUAL'S LAST NAME                             FIRST NAME           MIDDLE NAME         SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
3c.   MAILING ADDRESS                                        CITY               STATE                COUNTRY           POSTAL CODE
           3003 Tasman Drive                                 Santa Clara         CA                   USA                95054
====================================================================================================================================
4. This FINANCING STATEMENT covers the following types or items of property:

                                      SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF




====================================================================================================================================
5.  CHECK            This FINANCING STATEMENT is signed by the Secured Party instead of the Debtor to perfect a security interest
    BOX    [_]       (a) in collateral already subject to a security interest in another jurisdiction when it was brought into
    (if applicable)  this state, or when the debtor's location was changed to this state, or (b) in accordance with other statutory provisions [additional data may be required]
====================================================================================================================================
6.  REQUIRED SIGNATURE(S)
    /s/ Joseph G. Ansanelli     CONNECTIFY, INC.
------------------------------------------------------------------------------------------------------------------------------------
7.  If filed in Florida (check one)
    [ ]  Documentary                            [ ]  Documentary stamp
         stamp fax paid                              fax not applicable
====================================================================================================================================
8. [ ]  This FINANCING STATEMENT is to be filed (for record)
        (or recorded) in the REAL ESTATE RECORDS
        Attach Addendum                                                                                              (if applicable)
------------------------------------------------------------------------------------------------------------------------------------
9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
[ADDITIONAL FEE]
(optional)                                                                          [ ] All Debtors    [ ] Debtor 1    [ ] Debtor 2
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
(4) DEBTOR COPY       NATIONAL FINANCING STATEMENT (FORM UCC1) (TRANS) (REV. 12/18/95)                  Available from
                                                                                                West Coast Financial Printing
                                                                                                        (800) 427-8980

                    EXHIBIT "A" TO UCC-1 FINANCING STATEMENT


                            DEBTOR: CONNECTIFY, INC.

                       SECURED PARTY: SILICON VALLEY BANK



          Debtor hereby grants Secured Party a security interest in all of the following, whether now owned or hereafter acquired, and wherever located, as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured
Party: All "accounts," "general intangibles," "contract rights, ""chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures," "investment property," and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of any or all of the foregoing. Notwithstanding the foregoing, the Collateral shall not be deemed to include any copy rights, patents, trademarks or other intellectual property of the Debtor (collectively "IP"); provided, that the Debtor shall not pledge or otherwise grant a security interest in the IP to any third party.








          Debtor Initial here:  /s/ JA